Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We have issued our reports dated March 9, 2006, accompanying the 2005 consolidated financial statements and schedule included in the Annual Report of Private Business, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Private Business, Inc. and subsidiaries on Forms S-8 (File No. 333-72724; File No. 333-40520; and File No. 333-116402).

/s/    Grant Thornton LLP
Raleigh, North Carolina
March 22, 2006